UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2017

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THERMON GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

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Delaware	001-35159	27-2228185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Thermon Drive San Marcos, Texas	78666
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code: (512) 396-5801

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Material Definitive Agreement

On October 30, 2017, Thermon Group Holdings, Inc. (the "Company"), as a credit party and a guarantor, Thermon Holding Corp. ("THC" or the "US Borrower") and Thermon Canada Inc. (the "Canadian Borrower" and together with THC, the “Borrowers”), as borrowers, entered into a credit agreement (the "Credit Agreement") with several banks and other financial institutions or entities from time to time (the "Lenders") and JPMorgan Chase Bank, N.A., as Administrative Agent (the "Agent").

Under the terms of the Credit Agreement (i) the Borrowers entered into a secured revolving credit facility (the "Revolving Credit Facility") with a certain group of banks and the Agent and (ii) the US Borrower entered into a secured Term Loan B Facility (the "Term Loan Facility" and together with the Revolving Credit Facility, the “Facilities”) with certain financial institutions or entities from time to time and JPMorgan Chase Bank, N.A. as administrative agent and collateral agent.

Facilities. The Revolving Credit Facility provides for a $60.0 million five-year revolving credit facility made available to the US Borrower and the Canadian Borrower. The Revolving Credit Facility includes sublimits for letters of credit and swingline loans.

The Term Loan Facility provides for a USD $250.0 million seven-year term loan B (the "Term Loan") made available to the US Borrower. The proceeds of the Term Loan were used to (1) pay in full USD $71.1 million principal and interest on a previously issued term loan due April 2019; (2) pay USD $6.0 million in unpaid principal and interest on the US Borrower’s revolving line of credit; (3) to fund approximately CAD $201.9 million of the purchase price of the previously announced acquisition of all of the equity interests of CCI Thermal Technologies, Inc. ("CCI") and certain related real estate assets (collectively, the "Acquisition") as further described below in Item 2.01; and (4) pay certain transaction fees and expenses in connection with the Acquisition and the Facilities.

Accordion. The Credit Agreement allows for incremental term loans and incremental revolving commitments in an amount not to exceed $30.0 million and an unlimited additional amount that would not cause the consolidated secured leverage ratio to exceed 4.00 to 1.00 (or, if less, the maximum consolidated leverage ratio permitted by the Revolving Credit Facility on such date).

Maturity and Repayment. The Revolving Credit Facility terminates on October 28, 2022. The scheduled maturity date of the Term Loan Facility is October 30, 2024. Commencing April 1, 2018, the Term Loan will amortize in equal quarterly installments of 0.25% of the $250.0 million Term Loan, with the payment of the balance at maturity.

Guarantees. The Term Loan is guaranteed by the Company and all of the US Borrower’s current and future wholly owned domestic material subsidiaries (the “US Subsidiary Guarantors”), subject to certain exceptions. Obligations of the US Borrower under the Revolving Credit Facility are guaranteed by the Company and the US Subsidiary Guarantors. The obligations of the Canadian Borrower under the Revolving Credit Facility are guaranteed by the Company, the US Borrower, the US Subsidiary Guarantors and each of the wholly owned Canadian material subsidiaries of the Canadian Borrower, subject to certain exceptions.

Security. The Term Loan and the obligations of the US Borrower under the Revolving Credit Facility are secured by a first lien on all of the Company’s assets and the assets of the US Subsidiary Guarantors, including 100% of the capital stock of the US Subsidiary Guarantors and 65% of the capital stock of the first tier material foreign subsidiaries of the Company, the US Borrower and the US Subsidiary Guarantors, subject to certain exceptions. The obligations of the Canadian Borrower under the Revolving Credit Facility are secured by a first lien on all of the Company's assets, the USSubsidiary Guarantors' assets, the Canadian Borrower’s assets and the assets of the material Canadian subsidiaries of the Canadian Borrower, including 100% of the capital stock of the Canadian Borrower’s material Canadian subsidiaries.

Interest Rates and Fees.

Term Loan Facility: The US Borrower will have the option to pay interest on the Term Loan at a base rate, plus an applicable margin, or at a rate based on LIBOR, (subject to a floor of 1.00%), plus an applicable margin. The applicable margin for base rate loans is 275 basis points and the applicable margin for LIBOR loans is 375 basis points.

Revolving Credit Facility: The Borrowers may borrow revolving loans in US dollars and the Canadian Borrower may also borrow revolving loans in Canadian dollars. Borrowings under the Revolving Credit Facility (a) made in Dollars will bear interest at a rate equal to a base rate, plus an applicable margin of 225 basis points or at a rate based on LIBOR, plus an applicable margin of 325 basis points and (b) made in Canadian dollars will bear interest at a rate equal to a Canadian base rate, plus an applicable margin of 225 basis points or at a rate based on CDOR, plus an applicable margin of 325 basis points, provided that, following the completion of the fiscal quarter ended March 31, 2018, the applicable margins will be determined based on a leverage-based performance grid, as set forth in the Credit Agreement.

In addition to paying interest on outstanding principal under the Revolving Credit Facility, the US Borrower is required to pay a commitment fee in respect of unutilized revolving commitments of 0.50% per annum, provided that, following the completion of the fiscal quarter ended March 31, 2018, the commitment fee will be determined based on a leverage-based performance grid, as set forth in the Credit Agreement.

Voluntary Prepayment. The US Borrower will be able to voluntarily prepay the principal of the Term Loan without penalty or premium (subject to breakage fees) at any time in whole or in part; provided that for the first six months after the closing date, the US Borrower is required to pay a 1% premium for prepayments of the Term Loan with the proceeds of certain re‑pricing transactions.

Mandatory Prepayment. The US Borrower is required to repay the Term Loan with certain asset sale and insurance proceeds, certain debt proceeds and, commencing for the fiscal year ending March 31, 2019, 50% of excess cash flow (reducing to 25% if the Company’s leverage ratio is less than 4.00 to 1.00 but greater or equal to 3.50 to 1.00 and 0% if the Company’s leverage ratio is than less than 3.50 to 1.00).

Financial Covenants. The Term Loan is not subject to any financial covenants. The Revolving Credit Facility requires the Company, on a consolidated basis, to maintain certain financial covenant ratios. On the last day of any period of four fiscal quarters ending during a period set forth below, the Company must maintain a consolidated leverage ratio that does not exceed the ratios for such period set forth below:

Fiscal Quarter Ending	Consolidated Leverage Ratio
December 31, 2017 through September 30, 2018	5.50:1.00
December 31, 2018 through September 30, 2019	5.00:1.00
December 31, 2019 through September 30, 2020	4.50:1.00
December 31, 2020 and each fiscal quarter thereafter	3.75:1.00

In addition, on the last day of any period of four fiscal quarters, the Company must maintain a consolidated fixed charge coverage ratio of not less than 1.25:1.00.

Other Covenants. The Credit Agreement contains restrictive covenants (in each case, subject to exclusions) that limit, among other things, the ability of the Company and its subsidiaries (including the Borrowers) to:

•	incur additional indebtedness;

•	grant liens;

•	make fundamental changes;

•	sell assets;

•	make restricted payments;

•	enter into sales and leasebacks;

•	make investments;

•	prepay certain indebtedness;

•	enter into transactions with affiliates; and

•	enter into restrictive agreements.

The covenants are subject to various baskets and materiality thresholds, with certain of the baskets to the restrictions on the repayment of subordinated or unsecured indebtedness, restricted payments and investments being available only when the Company’s pro forma leverage ratios are less than a certain level.

The Credit Agreement contains certain customary representations and warranties, affirmative covenants and events of default, including, among other things, payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, judgment defaults, actual or asserted failure of any guaranty or security documents to be in full force and effect and change of control. If such an event of default occurs, the Agent will continue to be entitled to take various actions, including the termination of the commitment for the Revolving Credit Facility, the acceleration of amounts due under the Credit Agreement and all other actions that a secured creditor is permitted to take following a default.

The foregoing summary of the Facilities does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Credit Agreement dated October 30, 2017, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 30, 2017, 2071827 Alberta Ltd. ("MergerSub"), an indirect, wholly owned acquisition subsidiary of the Company , completed the previously announced Acquisition of CCI pursuant to the terms of (i) certain stock purchase agreements dated October 3, 2017 by and between MergerSub, Rocor Holdings Ltd. and Camary Holdings Ltd. (the "SPA") and by and between MergerSub and certain employee shareholders of CCI (the "Employee SPAs" and collectively, the "Stock Agreements") and (ii) an agreement to purchase three parcels of real property located in Canada pursuant to a real property agreement dated October 30, 2017 by and between MergerSub and Whitemud Place Properties (the "Real Property Agreement"). MergerSub and CCI amalgamated immediately after the closing of the Acquisition to form Thermon Heating Systems, Inc., an indirect, wholly-owned subsidiary of the Company.

Total consideration paid in connection with the Acquisition was CAD $258.0 million in cash at closing, subject to a net working capital adjustment. The preliminary working capital adjustment increased the purchase price by CAD$2.3 million. The cash consideration under (i) the SPA was CAD $204.0 million; (ii) the Employee SPAs was CAD $23.0 million; and (iii) the Real Property Agreement was CAD $31.0 million. Approximately CAD $201.9 million of the purchase price was funded via the Term Loan Facility described in Item 1.01. The remainder of the purchase price was funded with cash on hand.

To complete the Acquisition, the Company loaned MergerSub USD $112.8 million via an intercompany demand note. Thermon has entered into a derivative contract to hedge the foreign currency exposure associated with this demand note over a five year period which is the estimated repayment period for the intercompany note.

The foregoing summary of the SPA, the Employee SPAs and the Real Property Agreement does not purport to be complete and is subject to, and qualified in its entirety by, Exhibits 2.1, 2.2 and 2.3 filed herewith.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On November 3, 2017, Thermon issued a press release announcing the completion of the Acquisition. A copy of the press release is furnished as Exhibits 99.1, and is incorporated into this Item 7.01 by reference.

The information in the press release is furnished and shall not be deemed "filed" with the Securities and Exchange Commission for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Thermon specifically incorporated it by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. The financial information required by Item 9.01(a) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(b) Pro forma financial information. The financial information required by Item 9.01(b) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1*
Share Purchase Agreement dated October 3, 2017 by 2071827 Alberta Ltd. ("Purchaser") and Camary Holdings Ltd. and Rocor Holdings Ltd. ("Sellers") (incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed with the SEC on October 10, 2017 (File No. 001-35159)).

2.2*
Employee Share Agreement dated October 3, 2017 by 2071827 Alberta LTD. ("Purchaser") and certain current and former employee shareholders of CCI ("Employee Shareholders") (incorporated by reference to Exhibit 2.2 to the Registrant's Current Report on Form 8-K filed with the SEC on October 10, 2017 (File No. 001-35159)).

2.3	Real Property Agreement dated October 30, 2017 by and between 2071827 Alberta Ltd. and Whitemud Place Properties.
10.1
Credit Agreement dated October 30, 2017 by and among Thermon Group Holdings, Inc., Thermon Holding Corp., as US Borrower, Thermon Canada Inc., as Canadian Borrower, and The Several Lenders from Time to Time Parties Hereto, Bank of Montreal as Syndication Agent and JPMorgan Chase Bank, N.A. as Administrative Agent

99.1	Press Release issued by Thermon on November 3, 2017.

* The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2017	THERMON GROUP HOLDINGS, INC.
	By:	/s/	Jay Peterson
Jay Peterson
Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

2.1 *
Share Purchase Agreement dated October 3, 2017 by 2071827 Alberta Ltd. ("Purchaser") and Camary Holdings Ltd. and Rocor Holdings Ltd. ("Sellers") (incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed with the SEC on October 10, 2017 (File No. 001-35159)).

2.2 *
Employee Share Agreement dated October 3, 2017 by 2071827 Alberta LTD. ("Purchaser") and certain current and former employee shareholders of CCI ("Employee Shareholders") (incorporated by reference to Exhibit 2.2 to the Registrant's Current Report on Form 8-K filed with the SEC on October 10, 2017 (File No. 001-35159)).

2.3	Real Property Agreement dated October 30, 2017 by and between 2071827 Alberta Ltd. and Whitemud Place Properties.
10.1
Credit Agreement dated October 30, 2017 by and among Thermon Group Holdings, Inc., Thermon Holding Corp., as US Borrower, Thermon Canada Inc., as Canadian Borrower, and The Several Lenders from Time to Time Parties Hereto, Bank of Montreal as Syndication Agent and JPMorgan Chase Bank, N.A. as Administrative Agent.

99.1	Press Release issued by Thermon on November 3, 2017.

* The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request.